Exhibit 99.2

UAL Investor Update: April 21, 2009
Outlook Highlights
Capacity
Second quarter 2009 consolidated capacity (ASMs) is expected to be down 8.2% to 9.2% year-over-year. Full year 2009 consolidated capacity (ASMs) is expected to be down 7.0% to 8.0% year-over-year. United is on track with its plan to eliminate all 94 Boeing 737 aircraft and six Boeing 747 aircraft from the fleet by the end of 2009. Capacity details are shown on the guidance table on the following page.
Fuel Expense
Based on April 15, 2009 closing forward prices, the company expects mainline fuel price, including the impact of settled hedges, to be $2.02 per gallon for the second quarter. The company has previously posted cash collateral with its fuel hedge counterparties that will be used to cover hedge losses as contracts settle.
Expense
As the company continues its progress on cost control, and based on April 15, 2009 closing forward fuel prices, it expects second quarter 2009 mainline unit costs (CASM), excluding profit sharing programs, non-cash, net mark-to-market fuel hedge gains and certain accounting charges, to be down 44.7% to 45.1% year-over-year. Excluding fuel, profit sharing programs and certain accounting charges, second quarter 2009 mainline unit cost is expected to be up 2.0% to 3.0% year-over-year. For the full-year 2009, the company estimates mainline CASM, excluding profit sharing programs, non-cash net mark-to-market fuel hedge gains and certain accounting charges, to be down 28.0% to 28.5% year-over-year. Excluding fuel, profit sharing programs and certain accounting charges, full-year 2009 mainline unit cost is expected to be up 1.0% to 2.0% year-over-year.
Non-Operating Income/Expense
A portion of the company’s total fuel hedge impact is recorded as non-operating expense, with the rest recorded as fuel expense. Based on April 15, 2009, forward prices, the company expects to record $112 million of cash losses on settled hedge contracts in non-operating expense in the second quarter. Excluding hedge impacts, non-operating expense is expected to be $125 million to $135 million for the second quarter.* The second quarter and full-year 2009 non-operating expense outlook includes a non-cash interest expense increase of approximately $14 million per quarter due to the implementation of accounting standard FSP APB 14-1. For more information on the impact of this new accounting standard, please refer to question number 9 in the question and answer section of the first quarter 2009 press release.
Income Taxes
Because of its net operating loss carry-forwards, the company expects to pay minimal cash taxes for the foreseeable future and is not recording incremental tax benefits at this time. The company expects an effective tax rate of 0% for the second quarter of 2009 and full year 2009.
Capital Spending and Scheduled Debt and Capital Lease Payments
As a part of the company’s cash conservation efforts, the non-aircraft capital expenditure plan has been reduced from $450 million to $350 million for the full year 2009. Of the planned $350 million in capital expenditure, $79 million was spent in the first quarter. The company expects scheduled debt and capital lease payments of $665 million for the remainder of the year.

*	The company believes that excluding fuel hedge expenses from non-operating expense is useful to investors because it more clearly depicts the performance of other non-operating revenue and expense items.
The United Building: 77 West Wacker Drive, Chicago, IL 60601

2009 Financial and Operational Outlook

	Estimated	Year-Over-Year %	Estimated Full	Year-Over-Year %
	Second Quarter	Change	Year	Change
	2009	Higher/(Lower)	2009	Higher/(Lower)
Revenue
Mainline Passenger Unit Revenue (¢/ASM)	Second Quarter Unit Revenue Outlook to
Regional Affiliate Passenger Unit Revenue (¢/ASM)	Be Provided Later In the Quarter
Consolidated Passenger Unit Revenue (¢/ASM)
Cargo and Other Revenue ($ millions)

Operating Expense
Mainline Unit Cost Excluding Profit Sharing Programs and Non-Cash Net Mark-to-Market Impacts (¢/ASM)	11.18¢ - 11.25¢	(45.1%) - (44.7%)	11.23¢ - 11.31¢	(28.5%) - (28.0%)
Regional Affiliate Unit Cost (¢/ASM)	15.60¢ - 15.83¢	(24.0%) - (22.9%)	16.34¢ - 16.43¢	(18.7%) - (18.2%)
Consolidated Unit Cost Excluding Profit Sharing Programs and Non-Cash Net Mark-to-Market Impacts (¢/ASM)	11.72¢ - 11.81¢	(42.5%) - (42.0%)	11.87¢ - 11.95¢	(26.6%) - (26.1%)

Non-Fuel Expense
Mainline Unit Cost Excluding Fuel & Profit Sharing Programs (¢/ASM)	7.92¢ - 7.99¢	2.0% - 3.0%	8.03¢ - 8.11¢	1.0% - 2.0%
Regional Affiliate Unit Cost Excluding Fuel (¢/ASM)	11.77¢ - 12.00¢	(1.3%) - 0.7%	12.16¢ - 12.25¢	(1.3%) - (0.6%)
Consolidated Unit Cost Excluding Fuel & Profit Sharing Programs (¢/ASM)	8.39¢ - 8.48¢	2.5% - 3.5%	8.55¢ - 8.63¢	1.5% - 2.5%

Fuel Expense
Mainline Fuel Consumption	512 Million Gallons		1,978 Million Gallons
Mainline Fuel Price Excluding Hedges	$1.61 / Gallon		$1.70 / Gallon
Mainline Fuel Price Including Cash Settled Hedges	$2.02 / Gallon		$1.99 / Gallon
Mainline Fuel Price Including Cash Settled Hedges and Non-Cash Net Mark-to-Market Gains/(Losses) (GAAP fuel expense per gallon)	$1.64 / Gallon		$1.72 / Gallon
Regional Affiliates Fuel Consumption	99 Million Gallons		406 Million Gallons
Regional Affiliates Fuel Price	$1.71 / Gallon		$1.82 / Gallon

Non-Operating Income/(Expense)
Non-Operating Income/(Expense) Excluding Hedge Gains/Losses	($125M) - ($135M)		($505M) - ($515M)

Cash Gains/(Losses) on Settled Fuel Hedge Contracts	($112M)		($294M)

Total Non-Operating Income/(Expense) Excluding Non-Cash Net Mark-to-Market Fuel Hedge Gains/(Losses)	($237M) - ($247M)		($799M) - ($809M)

Non-Cash Net Mark-to-Market Fuel Hedge Gains/(Losses)	$111M		$279M

Total GAAP Non-Operating Income/(Expense)	($126M) - ($136M)		($520M) - ($530M)

Income Taxes
Effective Tax Rate	0%		0%

Capacity and Traffic
Mainline Domestic Capacity (Million ASM’s)	17,572- 17,775	(13.5%) - (12.5%)	67,643 - 68,417	(12.6%) - (11.6%)
Mainline International Capacity (Million ASM’s)	13,929 - 14,080	(7.6%) - (6.6%)	54.632 - 55,217	(6.6%) - (5.6%)
Mainline System Capacity (Million ASM’s)	31,501 - 31,855	(11.0%) - (10.0%)	122,275 - 123,634	(10.0%) - (9.0%)
Regional Affiliates Capacity (Million ASM’s)	4,394 - 4,435	6.5% - 7.5%	17,586 - 17,748	8.8% - 9.8%
Consolidated Domestic Capacity (Million ASM’s)	21,966 - 22,210	(10.1%) - (9.1%)	85,229 - 86,165	(8.9%) - (7.9%)
Consolidated System Capacity (Million ASM’s)	35,895 - 36,290	(9.2%) - (8.2%)	139,861 - 141,382	(8.0%) - (7.0%)

Mainline System Traffic (Million RPM’s)	Second Quarter Traffic Outlook to
Regional Affiliates Traffic (Million RPM’s)	Be Provided Later In the Quarter
Consolidated System Traffic (Million RPM’s)
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Fuel Hedge Positions and Collateral
In addition to the hedge positions outlined in the 2008 Form 10-K, Item 7A (page 75), the company has purchased additional call options on crude oil and jet fuel on an incremental 7.0% of full year 2009 consolidated consumption at an crude equivalent average strike price of $54 per barrel. The table below outlines the company’s estimated settled hedge impacts at various crude oil prices, based on the hedge portfolio as of April 15, 2009:

Crude Oil Price*	Cash Settled Hedge Impact	2Q09	3Q09	4Q09	FY09

$80 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$2.33	$2.50	$2.51	$2.24
	Impact to Fuel Expense ($/gal)	$0.09	$(0.06)	$(0.02)	$0.13
	Impact to Non-Operating Expense ($ millions)	$53M	$22M	$19M	$175M

$70 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$2.09	$2.26	$2.27	$2.06
	Impact to Fuel Expense ($/gal)	$0.20	$0.03	$0.01	$0.18
	Impact to Non-Operating Expense ($ millions)	$73M	$32M	$29M	$215M

$60 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$1.85	$2.02	$2.04	$1.88
	Impact to Fuel Expense ($/gal)	$0.31	$0.12	$0.05	$0.24
	Impact to Non-Operating Expense ($ millions)	$92M	$43M	$38M	$254M

$50 per Barrel***	Mainline Fuel Price Excluding Hedge** ($/gal)	$1.61	$1.78	$1.80	$1.70
	Impact to Fuel Expense ($/gal)	$0.40	$0.20	$0.08	$0.30
	Impact to Non-Operating Expense ($ millions)	$112M	$53M	$48M	$294M

$40 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$1.37	$1.55	$1.56	$1.52
	Impact to Fuel Expense ($/gal)	$0.45	$0.24	$0.10	$0.33
	Impact to Non-Operating Expense ($ millions)	$131M	$61M	$56M	$329M

$30 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$1.14	$1.31	$1.32	$1.33
	Impact to Fuel Expense ($/gal)	$0.50	$0.26	$0.10	$0.34
	Impact to Non-Operating Expense ($ millions)	$150M	$65M	$57M	$354M

$20 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$0.90	$1.07	$1.08	$1.15
	Impact to Fuel Expense ($/gal)	$0.54	$0.28	$0.10	$0.36
	Impact to Non-Operating Expense ($ millions)	$169M	$70M	$58M	$378M

*	Projected impacts assume a common, parallel jet fuel refining crack spread consistent with April 15, 2009, forward prices, and a parallel crude forward price curve consistent with April 15, 2009 forward prices. Row headings refer to illustrative spot closing prices on April 15, 2009.

**	Mainline fuel price per gallon excluding hedge impacts, but including taxes and transportation costs.

***	The row labeled $50 per barrel is consistent with the April 15, 2009 fuel forward price curve used to provide the outlook on each of the collateral tables shown below, as well as the 2009 Financial and Operational Outlook table on the prior page.
The table below outlines the company’s estimated posted hedge collateral balances at each quarter end, based on the company’s hedge position and the closing forward prices as of April 15, 2009:
Projected Fuel Hedge Collateral Balance at Each Quarter End

	2Q09	3Q09	4Q09
Based on April 15, 2009 Closing Forward Prices	$285M	$95M	$25M
The table below outlines the company’s estimated collateral provisions at various crude oil prices, based on the company’s hedge position and the closing forward prices as of April 15, 2009:

Approximate Change in Cash Collateral For Each $5 per
Price of Crude Oil, in Dollars per Barrel:	Barrel Change in the Price of Crude Oil
Above $110	No Collateral Required
Above $90, but Less than or Equal to $110	$35 million
Above $30, but Less than or Equal to $90	$44 million
Less than or Equal to $30	$37 million
For example, at an illustrative $50 per barrel, the company’s April 15, 2009, required collateral provision to its derivative counterparties would be approximately $492 million.
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Share Count
Shown below, for illustrative purposes only, are estimated basic and dilutive share counts for the second quarter of 2009 and the full year 2009. The calculation of share counts is based on a number of assumptions including, but not limited to, an assumed market stock price, number of shares outstanding and a statutory tax rate of 37%. Actual share counts may be different from those shown below.

	2Q 2009
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in millions)
Less than or equal to $0	145.1	145.1	—
$1 million - $80 million	145.1	145.4	—
$81 million - $112 million	145.1	167.6	$12.3
$113 million or greater	145.1	171.0	$14.8

	Full Year 2009
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in millions)
Less than or equal to $0	145.0	145.0	—
$1 million - $323 million	145.0	145.3	—
$324 million - $452 million	145.0	167.6	$49.6
$453 million or greater	145.0	171.0	$59.8
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our Amended Credit Facility and other financing arrangements; the cost and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to realize benefits from our resource optimization efforts and cost reduction initiatives; our ability to utilize our net operating losses; our ability to attract, motivate and/or retain key employees; our ability to attract and retain customers; demand for transportation in the markets in which we operate; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs associated with security measures and practices; labor costs; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); our ability to maintain satisfactory labor relations; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under the caption “Risk Factors” in Item 1A. of the 2008 Annual Report, as well as other risks and uncertainties set forth from time to time in the reports we file with U.S. Securities and Exchange Commission (“SEC”). Consequently, forward- looking statements should not be regarded as representations or warranties by UAL or United that such matters will be realized.
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Non-GAAP To GAAP Reconciliations
Pursuant to SEC Regulation G, the company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance, excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the company’s operating performance more difficult.

	Q2 2009 Estimate		Full Year 2009 Estimate
Operating expense per ASM - CASM (cents)	Low	High	Low	High
Mainline operating expense excluding profit sharing programs	10.57	10.64	10.80	10.88
Less: net non-cash mark-to-market impact	0.61	0.61	0.43	0.43

Mainline operating expense excluding profit sharing programs and net non-cash mark-to-market impact	11.18	11.25	11.23	11.31
Less: fuel expense (excluding net non-cash mark-to-market impact)	(3.26)	(3.26)	(3.20)	(3.20)

Mainline operating expense excluding fuel and profit sharing programs	7.92	7.99	8.03	8.11

Special items and other exclusions*	—	—	—	—

Mainline operating expense excluding fuel, profit sharing programs and special items	7.92	7.99	8.03	8.11

	Q2 2009 Estimate		Full Year 2009 Estimate
Regional Affiliate expense per ASM - CASM (cents)	Low	High	Low	High
Regional Affiliate operating expense	15.60	15.83	16.34	16.43
Less: Regional Affiliate fuel expense	(3.83)	(3.83)	(4.18)	(4.18)

Regional CASM excluding fuel	11.77	12.00	12.16	12.25

	Q2 2009 Estimate		Full Year 2009 Estimate
Operating expense per ASM - CASM (cents)	Low	High	Low	High
Consolidated operating expense excluding profit sharing programs	11.19	11.28	11.49	11.57
Less: net non-cash mark-to-market impact	0.53	0.53	0.38	0.38

Consolidated operating expense excluding profit sharing programs and net non-cash mark-to-market impact	11.72	11.81	11.87	11.95
Less: fuel expense (excluding net non-cash mark-to-market impact)	(3.33)	(3.33)	(3.32)	(3.32)

Consolidated operating expense excluding fuel and profit sharing programs	8.39	8.48	8.55	8.63

Special items and other exclusions*	—	—	—	—

Consolidated expense excluding fuel, profit sharing programs and special items	8.39	8.48	8.55	8.63

*	Operating expense per ASM — CASM also excludes the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While United anticipates that it will record such charges in the second quarter, at this time the company is unable to accurately estimate the amounts of these charges.
The United Building: 77 West Wacker Drive, Chicago, IL 60601